Exhibit 10.74

CRITICAL PATH, INC.

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

RESTRICTED STOCK AGREEMENT

Critical Path, Inc., a California corporation (the “Company”), hereby awards shares of Restricted Stock to the grantee named below (referred to herein as the “Participant”). The terms and conditions of the Award are set forth in this cover sheet, in the attached Restricted Stock Agreement, the Company’s Amended and Restated 1998 Stock Option Plan (the “Plan”) and in the Participant’s employment agreement with the Company effective as of March 29, 2004 (the “Employment Agreement”).

Date of Award:     August 16, 2004

Name of Participant: Mark Ferrer

Participant’s Social Security Number:             -             -

Number of Shares of Restricted Stock Awarded: 680,823

Amount Paid by Participant for the Shares of Restricted Stock Awarded: $0.00

Aggregate Fair Market Value of Restricted Stock on Date of Award:         $408,493.80

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Restricted Stock Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan.

Participant:	/s/ MARK FERRER
Mark Ferrer, Personally

Company:	/s/ MICHAEL J. ZUKERMAN
Michael J. Zukerman

Title:	Senior Vice President, Secretary and General Counsel
Attachment

CRITICAL PATH, INC.

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

RESTRICTED STOCK AGREEMENT

The Plan and Other Agreements	The text of the Plan and your Employment Agreement are incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan or your Employment Agreement.

This Agreement, the Employment Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded. The terms of your Employment Agreement shall be controlling over any conflicting term of this Agreement or the Plan.

Award of Restricted Stock	The Company awards you the number of shares of Restricted Stock shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement, the Employment Agreement and the Plan.

Vesting	Provided you render continuous Service (for all purposes of this Agreement, “Service” shall have the meaning defined in your Employment Agreement) to the Company through the below vesting dates, you will become vested in the number of shares of Restricted Stock specified in the following vesting schedule:

Incremental Vesting of Restricted Shares Schedule

Vesting Date	2004	2005	2006	2007	2008
16-Feb	0	85,102	42,552	42,552	42,552
16-May	0	42,551	42,551	42,551	42,551
16-Aug	0	42,552	42,552	42,552	42,552
16-Nov	0	42,551	42,551	42,551	0

Yearly Total:	0	212,756	170,206	170,206	127,655

For purposes of this Agreement, the terms “vesting,” “vested shares” or words of similar import or effect shall mean that the Restricted Stock is no longer subject to forfeiture and is freely transferable without restriction.

Notwithstanding the foregoing, you will receive accelerated vesting of your Restricted Stock if there is a Qualifying Termination (as defined in your Employment Agreement) and if you timely satisfy the conditions specified

.	in your Employment Agreement (including but not limited to your execution and non-revocation of a separation agreement and release of claims) (the “Acceleration”). If a Qualifying Termination occurs within twelve months after a Change in Control (as defined in your Employment Agreement) or if a Qualifying Termination occurs within three (3) months before a Change in Control that you can demonstrate would not have occurred absent such Change in Control, then the Acceleration shall be the greater of seventy-five percent of your then unvested restricted shares or twelve months of accelerated vesting of your unvested restricted shares. For a Qualifying Termination occurring under other circumstances, the Acceleration shall be twelve months of accelerated vesting of your unvested restricted shares.

Upon cessation of your Service, you will immediately forfeit to the Company without consideration all of the then unvested Restricted Stock subject to this Award, after application, as applicable, of the Acceleration provision described above.

Your vesting will cease in the event that your Service terminates for any reason. A leave of absence, regardless of the reason, shall be deemed to constitute the cessation of your employment unless such leave is authorized by the Company and you return to active employee status within the time specified in such authorization. Subject to applicable law, during such leave your vesting shall be suspended until you return to active Service and, upon such return, your vesting will commence again at the vested percentage as of when the leave began so that the vesting schedule will be extended by the amount of time during which you were on leave.

All vesting hereunder shall be effected in whole numbers of shares rounded down to the nearest whole number.

Escrow	The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this section. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates, shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Restricted Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends on the Restricted Stock (if any) shall be paid directly to you and shall not be held in escrow.

The Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company:

•      When your interest in the Restricted Stock vests as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request, in accordance with the following schedule:

•      The initial release of any vested Restricted Stock from escrow shall be effected on the date that is six (6) months after the Date of Award. Subsequent releases of vested shares from escrow shall occur on each date that such shares become vested.

•      Upon termination of your Service, all unvested Restricted Stock, after application, as applicable, of the Acceleration provision described above shall be surrendered to the Company without consideration.

Notwithstanding anything to the contrary, upon the Company’s issuance to you of a notice indicating the Company’s intention to terminate your Service for Cause, no vested shares shall be released from escrow unless and until you timely cure to the Company’s satisfaction the act or acts which precipitated the notice of termination.

Code Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. You may elect to be taxed at the time the Restricted Stock is acquired to the extent that the Fair Market Value of the Restricted Stock exceeds the amount of consideration paid by you (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the Restricted Stock increases after the date of purchase) as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

Leaves of Absence

For purposes of this option, your employment does not terminate when you go on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends if you fail or refuse to return to active Service.

The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Voting and Other Rights	Subject to the terms of this Agreement, you shall have all the rights and privileges of a shareholder of the Company while the Restricted Stock is held in escrow, including the right to vote and to receive dividends (if any).

Restrictions on Issuance	The Company will not issue any Restricted Stock or Shares if the issuance of such Restricted Stock or Shares at that time would violate any law or regulation.

Withholding Taxes	The release of the Restricted Stock from escrow will not be allowed unless you make acceptable arrangements to pay any withholding or other taxes that may be due. The Company agrees that the Company will, upon your request, redeem or withhold Shares of Restricted Stock scheduled to be released from escrow, or accept delivery by you of already owned Shares, in any such case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due upon the vesting of Restricted Stock.

Restrictions on Resale	By signing this Agreement, you agree not to sell or otherwise dispose of any Restricted Stock prior to its vesting or sell any Shares acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.

In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933 but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of sale of Shares to make such representations as are deemed necessary or appropriate by the Company and its counsel.

Prior to any Change in Control of the Company, the shares acquired under this Award can be sold or transferred only pursuant to an SEC Rule 10b5-1 trading plan that is pre-approved by the Company’s Board of Directors’ Compensation Committee provided, however, that

i)       this provision shall not apply to your transfer of any or all of the shares acquired under this Award, either (a) during your lifetime where the transfer is without consideration and is to one or more members of your immediate family, to a trust for the exclusive benefit of you or your immediate family members, to any other entity owned exclusively by you or your immediate family members, or to any combination of the foregoing, or (b) on or subsequent to your death where the transfer is by will or the laws of descent and distribution,; and

ii) this provision shall cease to apply subsequent to the termination of your employment for any reason.

For purposes of this Agreement, “Immediate family member” shall include your spouse or former spouse, children, grandchildren, parents or siblings, nieces and nephews including in each case in-laws and adoptive or step relations.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Restricted Shares covered by this Award may be adjusted pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Forfeiture	If, at any time during your Service or within one year after termination of such Service, you engage in any of the following, then all unvested shares remaining in escrow will be forfeited to the Company without consideration effective as of the date on which you first engaged in such activity, unless terminated or forfeited sooner by operation of another term or condition of this Award, the Plan or your Employment Agreement.

• You are convicted of a felony (other than a traffic violation) or are otherwise conclusively determined by the Board to have committed an act constituting common law fraud against the Company which has or is likely to have a material adverse effect on the Company,

• You intentionally and without justification breach your obligation to the Company with respect to the Company’s confidential information, which breach has a material adverse effect on the Company or its affiliates or shareholders,

• You intentionally act or intentionally omit to act where such action or omission violates the explicit obligations imposed on chief executive officers under the Sarbanes-Oxley Act of 2002 (“S-Ox”), as determined by a court of competent jurisdiction or the Securities and Exchange Commission.

• You materially breach a material provision of either this Agreement, your Employment Agreement or any separation of employment agreement that you enter into with the Company.

No Retention Rights	Your Restricted Stock or this Agreement does not give you the right to be retained by the Company (or any affiliates or subsidiaries) in any capacity. The Company (and any affiliates or subsidiaries) reserves the right to terminate your Service at any time and for any reason.

Legends

All certificates representing the Restricted Stock issued under this Award shall, where applicable, have endorsed thereon the following legend and any other applicable legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of [DATE], the undersigned hereby sells, assigns and transfers unto                     , [NUMBER] shares of the Common Stock of Critical Path, Inc., a California corporation, standing in the undersigned’s name on the books of said corporation represented by certificate No. [CERTIFICATE NUMBER], herewith, and does hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:

[TYPE NAME]

A-1

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

_______________________________________________________

_______________________________________________________

_______________________________________________________

Social Security No. :

2.	Description of property with respect to which the election is being made:

                     shares of common stock of Critical Path, Inc. (the “Company”).

3.	The date on which the property was transferred is _____________, [YEAR].

4.	The taxable year to which this election relates is calendar year [YEAR].

5.	Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement (the “Agreement”) between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7.	The amount paid by taxpayer for the property was $ .

8.	A copy of this statement has been furnished to the Company.

Dated:                          , [YEAR].

[Taxpayer’s Name]

B-1